COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE
 INSTITUTIONAL SHARES AND RETAIL SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC. - GROWTH PORTFOLIO WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX AND A CUSTOMIZED BLENDED INDEX


 EXHIBIT A:

              DREYFUS        DREYFUS     STANDARD
             LIFETIME       LIFETIME      & POOR'S
  PERIOD    PORTFOLIOS-    PORTFOLIOS-      500
               GROWTH         GROWTH     COMPOSITE
               PORTFOLIO      PORTFOLIO    STOCK    CUSTOMIZED
           (INSTITUTIONAL    (RETAIL       PRICE      BLENDED
              SHARES)        SHARES)      INDEX *     INDEX **

  3/31/95     10,000         10,000       10,000      10,000
  6/30/95     10,864         10,872       10,953      10,751
  9/30/95     11,856         11,872       11,823      11,545
 12/31/95     12,467         12,492       12,534      12,132
  3/31/96     13,228         13,254       13,207      12,647
  6/30/96     13,784         13,828       13,799      13,128
  9/30/96     14,177         14,214       14,226      13,420


 *Source: Lipper Analytical Services, Inc.
 **Source: Lipper Analytical Services, Inc., Lehman Brothers, Morgan
           Stanley & Co. Incorporated and J.P. Morgan & Co. Incorporated



 COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
 IN THE INSTITUTIONAL SHARES AND RETAIL SHARES OF
 DREYFUS LIFETIME PORTFOLIOS, INC. - GROWTH AND
 INCOME PORTFOLIO WITH THE STANDARD & POOR'S
 500 COMPOSITE STOCK PRICE INDEX AND A CUSTOMIZED
 BLENDED INDEX


 EXHIBIT A:
              DREYFUS         DREYFUS
              LIFETIME       LIFETIME      STANDARD
            PORTFOLIOS-     PORTFOLIOS-    & POOR'S
            GROWTH AND      GROWTH AND       500
              INCOME          INCOME      COMPOSITE
             PORTFOLIO       PORTFOLIO      STOCK    CUSTOMIZED
           (INSTITUTIONAL     (RETAIL       PRICE       BLENDED
  PERIOD      SHARES)         SHARES)      INDEX *     INDEX **

  3/31/95     10,000          10,000       10,000       10,000
  6/30/95     10,728          10,736       10,953       10,678
  9/30/95     11,432          11,448       11,823       11,241
 12/31/95     11,937          11,954       12,534       11,749
  3/31/96     12,371          12,397       13,207       12,043
  6/30/96     12,822          12,763       13,799       12,382
  9/30/96     13,128          13,070       14,226       12,655




 *Source: Lipper Analytical Services, Inc.
 **Source: Lipper Analytical Services, Inc., Lehman Brothers, Morgan Stanley
   & Co. Incorporated and J.P. Morgan & Co. Incorporated

 COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE
 INSTITUTIONAL SHARES AND RETAIL SHARES OF DREYFUS
 LIFETIME PORTFOLIOS, INC.- INCOME PORTFOLIO WITH THE LEHMAN
 BROTHERS INTERMEDIATE GOVERNMENT / CORPORATE
 BOND INDEX AND A CUSTOMIZED BLENDED INDEX



 EXHIBIT A:

            DREYFUS       DREYFUS         LEHMAN
           LIFETIME       LIFETIME       BROTHERS
 PERIOD   PORTFOLIOS-   PORTFOLIOS-    INTERMEDIATE
            INCOME         INCOME     GOVERNMENT /
            PORTFOLIO      PORTFOLIO    CORPORATE    CUSTOMIZED
        (INSTITUTIONAL    (RETAIL          BOND        BLENDED
            SHARES)       SHARES)        INDEX *       INDEX **

 3/31/95    10,000        10,000         10,000        10,000
 6/30/95    10,512        10,520         10,499        10,565
 9/30/95    10,808        10,824         10,673        10,893
 12/31/9    11,184        11,208         11,049        11,320
 3/31/96    11,253        11,286         10,956        11,421
 6/30/96    11,391        11,424         11,025        11,614
 9/30/96    11,573        11,615         11,221        11,856



 *Source: Lehman Brothers
 **Source: Lehman Brothers, Lipper Analytical Services, Inc., and The Wall
   Street Journal